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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C, 20549

                              ____________________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of
earliest event reported):                                         May 23, 1994
______________________________________________________________________________



                         GREYHOUND FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



         DELAWARE                    1-7543                         94-1278569
______________________________________________________________________________
(State or Other Jurisdiction       (Commission                (I.R.S. Employer
       of Incorporation)           File Number)            Identification No.)



DIAL CORPORATE CENTER, PHOENIX, ARIZONA                                  85077
______________________________________________________________________________
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:               602/207-6900
                                                   ___________________________

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Item 5.         Other Events.


                On May 23, 1994, GFC Financial Corporation completed its sale of 8,050,000 shares of common stock to the public. The Company thereafter contributed the net proceeds from that offering, approximately $226 million, to its wholly-owned subsidiary, Greyhound Financial Corporation.

                On May 24, 1994, Greyhound Financial Corporation expanded its credit facilities with various lenders to $1.9 billion, divided between a three-year and one-year facility for $950 million each. Those facilities principally support the Company's sale of commercial paper.

Item 7.         Financial Statements and Exhibits.

         (c)    The following exhibits are attached to this filing:

         Exhibit 10.1 Sixth Amendment and Restatement dated as of May 16, 1994 to Credit Agreement dated as of May 31, 1976 among Greyhound Financial Corporation, the Lender parties thereto, Bank of America National Trust and Savings Association, Bank of Montreal, Chemical Bank, Citibank, N.A. and National Westmister Bank, USA, as Agents, and Citibank, N.A., as Administrative Agent.

         Exhibit 10.2 Credit Agreement (Short-Term Facility) dated as of May 16, 1994, among the same parties as noted in Exhibit 10.1 above.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                      GREYHOUND FINANCIAL CORPORATION

                                 (Registrant)

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Dated:  May 27, 1994                 By           /s/  Bruno A. Marszowski
                                       ________________________________________________
                                       Bruno A. Marszowski, Vice President - Controller
                                       Principal Financial Officer/Authorized Officer


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